Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Timothy A. Bonang, Vice President, Investor Relations, or Jason Fredette, Director, Investor Relations (617) 796-8222 www.cwhreit.com

CommonWealth REIT Sends Notice to Series D Preferred Shareholders

Regarding Fundamental Change Conversion Right

Newton, MA (April 9, 2014): CommonWealth REIT (NYSE: CWH) today mailed the following notice to holders of CWH’s 6-1/2% Series D Cumulative Convertible Preferred Shares (“Series D Preferred Shares”) informing them of their right to convert such shares into CWH common shares of beneficial interest as a result of the occurrence of a Fundamental Change (as defined in the terms of the Series D Preferred Shares), which right must be exercised at any time on or before the close of business on May 14, 2014.

April 9, 2014

VIA FIRST CLASS MAIL

Holders of CommonWealth REIT 6-1/2% Series D Cumulative Convertible Preferred Shares

c/o Depository Trust Company, Newport Office

570 Washington Blvd.

Jersey City, NJ 07310

and

Wells Fargo Shareowner Services

1110 Centre Pointe Curve

Suite 101

Mendota Heights, MN 55120-4100

RE:                     Notice of Fundamental Change and Right to Convert

Ladies and Gentlemen:

Reference is hereby made to the Articles Supplementary of CommonWealth REIT, a Maryland real estate investment trust (the “Company”), dated as of October 10, 2006 (the “Articles”), for the Company’s 6-1/2% Series D Cumulative Convertible Preferred Shares (CUSIP No. 203233408) (the “Series D Preferred Shares”). Capitalized terms used but not otherwise defined in this notice are used with the meanings ascribed to such terms in the Articles. A copy of the Articles was included as an exhibit to the

Company’s Current Report on Form 8-K, filed with the United States Securities and Exchange Commission (the “SEC”) on October 11, 2006, which is available on the SEC’s website at www.sec.gov.

The Company hereby notifies the holders of the Series D Preferred Shares, pursuant to Section 10(e) of the Articles, that the removal, without cause, of the Company’s entire Board of Trustees by written consent constituted a Change in Control and a Fundamental Change under Section 15 of the Articles with the Effective Date of the Fundamental Change of March 25, 2014. As a result, the Series D Preferred Shares are convertible at the option of the holders thereof at the Fundamental Change Conversion Rate (as defined below) pursuant to Section 10(a) of the Articles at any time after the Company gives this notice until the close of business on May 14, 2014 (the “Fundamental Change Conversion Date”). The Fundamental Change Conversion Date is the last date upon which holders of the Series D Preferred Shares may exercise their Fundamental Change Conversion Right.  A conversion of Series D Preferred Shares pursuant to the Fundamental Change Conversion Right which has been properly exercised and for which the notice of exercise has not been withdrawn shall be deemed to have been made at the close of business on the Fundamental Change Conversion Date. The terms of the conversion of the Series D Preferred Shares summarized herein are more fully set forth in the Articles, which you should review to fully understand your rights and obligations with respect to any conversion of the Series D Preferred Shares.

Holders of the Series D Preferred Shares now have a right to convert all or any portion of their respective Series D Preferred Shares on the Fundamental Change Conversion Date into a number of Common Shares per $25.00 liquidation preference of the Series D Preferred Shares equal to such liquidation preference plus accrued and unpaid dividends to, but not including, the Fundamental Change Conversion Date divided by 98% of the Market Price of Common Shares (such rate of conversion, the “Fundamental Change Conversion Rate”). Holders exercising the Fundamental Change Conversion Right will receive cash in lieu of fractional Common Shares issuable upon such conversion. Pursuant to Section 15 of the Articles, the Market Price is calculated as the average of the Closing Sale Prices of the Common Shares for the five (5) consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such five Trading Day period and ending on the Fundamental Change Conversion Date, of any event described in Section 8 of the Articles. In no event shall the Market Price be less than $0.01, subject to adjustment for share splits and combinations, reclassification and similar events. As a result of restrictions under its term loan and revolving credit facility agreements, the Company has not exercised its Repurchase Right with respect to any of the Series D Preferred Shares.

If your Series D Preferred Shares are held in the name of a brokerage firm, bank, nominee or other institution through the Depositary Trust Company (“DTC”) in global form, you should provide instructions to your broker, bank, nominee or other institution to comply with the procedures of DTC in order to elect to convert your Series D Preferred Shares pursuant to the Fundamental Change Conversion Right on or before the close of business on the Fundamental Change Conversion Date.  As of the date of this Notice, all of the Series D Preferred Shares are held through DTC.

If you are a record holder of the Series D Preferred Shares, to exercise the Fundamental Change Conversion Right, you must surrender to the Transfer/Conversion Agent, Wells Fargo Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100 (Tel: 1-800-468-9716), the certificate or certificates, if any, for the Series D Preferred Shares to be converted accompanied by a written notice specifying the name or names in which you wish the certificate or certificates for the Common

Shares, if any, to be issued or in which ownership of such Common Shares, if uncertificated, are to be registered, and stating:

(i)                           the Fundamental Change Conversion Date;

(ii)                          that you elect to convert all or a specified whole number of those Series D Preferred Shares pursuant to the Fundamental Change Conversion Right; and

(iii)                      that the Series D Preferred Shares are to be converted pursuant to the Fundamental Change Conversion Right provisions of the Series D Preferred Shares.

Alternatively, holders of Series D Preferred Shares for which the Fundamental Change Conversion Right has not been exercised, or for which a notice of the exercise of the Fundamental Change Conversion Right has been properly withdrawn, subject to and upon compliance with the provisions of Section 7 of the Articles, have the right and are eligible to, at their option, convert all or any portion of their outstanding Series D Preferred Shares, subject to certain conditions, into a number of fully paid and non-assessable Common Shares that are issuable at a Conversion Rate, adjusted for the Company’s 4-1 reverse stock split effective July 1, 2010, of 0.480775 Common Shares per $25.00 liquidation preference of the Series D Preferred Shares.  A holder of Series D Preferred Shares has the right to withdraw notice of the exercise of the Fundamental Change Conversion Right (in whole or in part) as to any Series D Preferred Shares by delivery of a written notice of withdrawal to the Transfer/Conversion Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Conversion Date.  If your Series D Preferred Shares are held in the name of a brokerage firm, bank, nominee or other institution through the DTC, you may provide instructions to your broker, bank, nominee or other institution to deliver such withdrawal notice on your behalf.  The withdrawal notice shall identify the name of the holder, indicate that such holder is withdrawing its election to exercise its Fundamental Change Conversion Right and must state: (i) the number of Series D Preferred Shares being withdrawn; (ii) if certificated shares have been issued, the certificate number(s) of the Series D Preferred Shares being withdrawn; and (iii) the number, if any, of the Series D Preferred Shares that remain subject to the prior submitted conversion notice.

Sincerely,

COMMONWEALTH REIT

By:	/s/ Jennifer B. Clark
Name:	Jennifer B. Clark
Title:	Secretary

Contacts

CommonWealth REIT

Timothy Bonang, 617-796-8222

Vice President, Investor Relations

or

Jason Fredette, 617-796-8222

Director, Investor Relations

www.cwhreit.com

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